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                                                                   Exhibit (j.2)

                      Paul, Hastings, Janofsky & Walker LLP
                           515 South Flower Street Los
                            Angeles, California 90071
                            Telephone (213) 683-6000

February 27, 2007

The Payden & Rygel Investment Group
333 South Grand Avenue, 32nd Floor
Los Angeles, California 90071

Re: The Payden & Rygel Investment Group (the "Trust")

Ladies and Gentlemen:

We hereby consent to the reference to our firm under the heading "Counsel" in the Statement of Additional Information filed as Part B of Post-Effective Amendment No. 53 to the Trust's Registration Statement.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP